Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-75487, 333-91589, 333-94327 and 333-100515 of MetroCorp Bancshares, Inc. on Form S-8 and Registration Statement No. 333-33730 of MetroCorp Bancshares, Inc. on form S-3 of our report dated March 20, 2002 (August 26, 2004 as to Note 2), appearing in this Annual Report on Form 10-K/A of MetroCorp Bancshares, Inc. for the year ended December 31, 2001.

/s/ Deloitte & Touche LLP

Houston, Texas
August 26, 2004